Exhibit 99.1

For Immediate Release	Contact: Ann Storberg, Investor Relations
(517) 324-6629

American Physicians Capital, Inc. Announces that the Board of Directors Has
Engaged Sandler O’Neill & Partners, LP as its Financial Advisors

     East Lansing, Mich. (November 21, 2003) — American Physicians Capital, Inc. (APCapital) (NASDAQ:ACAP) announced today that the Board of Directors has engaged Sandler O’Neill & Partners, LP as its financial advisor to assist in exploring options to maximize shareholder value.

     American Physicians Capital, Inc. is a regional provider of medical professional liability insurance focused primarily in the Midwest markets through American Physicians Assurance Corporation and its other subsidiaries. Further information about the companies is available on the Internet at www.apcapital.com.

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